Exhibit 10.4

Dated                                                                                    2014

(1) MUST HAVE LIMITED

- and -

(2)                                             (AS SECURITY TRUSTEE)

DEBENTURE

Mishcon de Reya Summit House 12 Red Lion Square London WC1R 4QD Tel: 020 7440 7000 Fax: 020 7404 5982 Ref: KEM/SS/43296.1 E-mail: sarah.spurling@mishcon.com

TABLE OF CONTENTS

No.	Heading	Page

1	Definitions and interpretation	3
2	Covenant to pay	7
3	Grant of security	7
4	Restrictions on dealing	9
5	positive covenants	9
6	Representations and warranties	11
7	Power to remedy	11
8	Enforcement	11
9	Administrator and Receiver	13
10	Scope and Powers of Administrator and Receiver	14
11	Amounts received	15
12	Power of attorney	15
13	Protection of security and further assurance	16
14	Costs and indemnity	16
15	Miscellaneous	17
16	Demands and notices	17
17	Assignment and transfer	18
18	Release of Security	18
19	Governing law and enforcement	18
20	Counterparts	19
Schedule 1 the beneficiaries		20
Schedule 2 Properties		21
Schedule 3 Securities		22

DEBENTURE

DATE                                                                2014

PARTIES

(1)	MUST HAVE LIMITED incorporated in England and Wales with company number 05101019 whose registered office is at Unit 14, Dale Street Industrial Estate, Radcliffe, Manchester M26 1AD (the "Chargor");

(2)	as security agent and trustee for the Beneficiaries (the "Security Trustee").

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless the context otherwise requires:

Accounts: means all accounts, and all moneys from time to time standing to the credit (including any interest thereon) of such accounts and all rights in relation thereto (including the right to interest), with any bank, financial institution or other person in any jurisdiction now or at any time hereafter (and from time to time) owned, operated or held by the Chargor or in which the Chargor has an interest;

Administrator: means a person appointed in accordance with schedule B1 to the Insolvency Act 1986 to manage the Chargor's affairs, business and property;

Beneficiaries: means the Security Trustee and the persons whose names and addresses are set out in Schedule 1 (each a Beneficiary);

Business Day means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business in the City of London.

Charged Assets: means all the assets property and undertaking for the time being subject to the Security Interests created by this Deed (and references to the Charged Assets include references to any part of it);

Costs: means all present and future costs, charges, expenses and liabilities of any kind including, without limitation, costs and damages in connection with litigation, professional fees, disbursements and any value added tax charged on such costs;

Debts: means all book and other debts of any kind whatsoever now or at any time due, owing or payable to the Chargor or in which the Chargor has an interest and the proceeds of the same, including the benefit of any judgement or order to pay a sum of money, and the benefit of all rights, securities and guarantees of any nature enjoyed or held by it in relation to the same;

Equipment: means all present and future equipment, plant, machinery, tools, vehicles, furniture, furnishings, fittings, installations, apparatus and other chattels and tangible moveable property now or at any time hereafter (and from time to time) owned by the Chargor, and any part thereof, together with all spare parts, replacements, modifications and additions and the benefit of all contracts and warranties relating to the same;

Event of Default: means:

(i)
if any of the Secured Obligations are not paid or discharged when the same ought to be paid or discharged by the Chargor (whether at scheduled maturity or by acceleration or otherwise as the case may be);

(ii)
if any step is taken (including, without limitation, the making of an application or the giving of any notice) by the Company or by any other person to appoint an administrator in respect of the Company;

(iii)
if any step is taken (including, without limitation, the making of an application or the giving of any notice) by the Company or any other person to wind up or dissolve the Company or to appoint a liquidator, trustee, receiver, administrative receiver or similar officer to the Company or any part of its undertaking or assets; and

(iv)	the making of a request by the Company for the appointment of a Receiver or administrator.

Excluded Property: means each leasehold property held by the Chargor under a lease which either precludes absolutely, or requires consent of a third party to, the creation of a Security Interest over the Chargor's leasehold interest in that property;

Finance Documents: means the Guarantee and this Deed;

Financial Collateral: shall have the meaning given to that expression in the Financial Collateral Regulations;

Financial Collateral Regulations: means the Financial Collateral Arrangements (No. 2) Regulations 2003;

Floating Charge Assets: means all the assets property and undertaking for the time being subject to the floating charge created by this Deed (and references to the Floating Charge Assets include references to any part of it);

Goodwill: means all goodwill now or at any time hereafter (and from time to time) of or in the Chargor;

Guarantee: means the guarantee dated the date of this Deed and made between (1) the Chargor and (2) the Beneficiaries (as therein defined) pursuant to which the Chargor guarantees certain of the obligations of Victory Electronic Cigarettes Corporation;

Insurance Policies: means all contracts and policies of insurance or assurance effected or maintained by the Chargor from time to time or in which the Chargor has an interest (including without limitation, insurances relating to the Properties or the Equipment) and all moneys payable under or pursuant to such policies and all rights and interests in such contracts and policies including the right to the refund of any premium;

Intellectual Property: means the Chargor's present and future patents, rights to inventions, copyright and related rights, trade marks, business names and domain names, rights in get-up, goodwill and the right to sue for passing off, rights in designs, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how), and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world, together with all fees, royalties and other rights derived from, or incidental to, these rights.

Intercreditor Deed: means the intercreditor deed between, amongst others, (1) the Chargor; (2) the Beneficiaries; and (3) [                   ] dated on or about the date of this Deed;

LPA: means the Law of Property Act 1925;

Permitted Security means:

(a)	the Senior Security;

(b)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Chargor; and

(c)
any Security Interest arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Chargor in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by the Chargor;

Properties: means all estates or interests in any freehold and leasehold properties (whether registered or unregistered) and all commonhold or other immoveable properties now or at any time hereafter (and from time to time) owned by the Chargor wherever situated and all buildings, structures and fixtures and the proceeds of sale of all or any part thereof including (without limitation) the properties which are briefly described in Schedule 1 (Properties);

Property Interests: means all interests in or over the Properties and all rights, licences, guarantees, rents, deposits, contracts, covenants and warranties relating to the Properties, in each case, now or at any time hereafter (and from time to time) owned or held by the Chargor;

Receiver: means a person appointed by the Security Trustee to be a receiver or receiver and manager or (if permitted by law) an administrative receiver of all or any part of the Charged Assets of the Chargor;

Rental Income: means the aggregate of all amounts payable to or for the account of the Chargor in connection with the letting of all or part of a Property;

Secured Obligations: means all present and future moneys, obligations and liabilities owed by the Chargor to the Beneficiaries under the Finance Documents (whether actual or contingent and whether owed jointly or severally, as principal or surety and/or in any other capacity whatsoever);

Securities: means all stocks, shares, loan capital, securities, bonds and investments of any kind whatsoever now or at any time hereafter (and from time to time) owned by the Chargor, or in which the Chargor has an interest, together with all allotments offered or arising in respect thereof or incidental thereto and all stocks, shares, loan capital, securities, bonds, investments, rights, income, money or property accruing, deriving, offered or paid from time to time by way of dividend, distribution, interest, exchange, capital reorganisation, conversion, redemption, bonus, rights, preference, option or otherwise in respect thereof (including the securities which are briefly described in Schedule 3 (Securities));

Security Financial Collateral Arrangement: shall have the meaning given to that expression in the Financial Collateral Regulations;

Security Interest:  means any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

Security Period: means the period starting on the date of this Deed and ending on the date on which the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and no further Secured Obligations are capable of being outstanding;

Senior Security: means the debenture between (1) the Chargor; and (2) [                             ] dated on or about the date of this Deed; and

Uncalled Capital: means all the uncalled capital now or at any time hereafter (and from time to time) of the Chargor.

1.2	Construction

1.2.1	In this Deed (unless the context requires otherwise) any reference to:

(a)
the Chargor, the Security Trustee, any Administrator or Receiver or any other person shall be construed so as to include their successors in title, permitted assigns, permitted transferees and (in the case of any Administrator or Receiver) lawful substitutes and/or replacements;

(b)	an "amendment" includes a supplement, restatement, variation, novation or re-enactment (and "amended" is to be construed accordingly);

(c)
a Finance Document or any other agreement or instrument (or any specified provision of it) is a reference to that Finance Document or other agreement or instrument or provision as amended (however fundamentally, including any amendment providing for any increase in the amount of any facility or other liability) from time to time in accordance with the terms of the  relevant agreement or instrument;

(d)
any reference to the Security Interests constituted by this Deed becoming "enforceable" shall mean that the Security Interests created under this Deed have become enforceable under Clause 8.1 (Enforcement events);

(e)	a reference to a person shall include a reference to an individual, firm, corporation, unincorporated body of persons, or any state or any agency of a person;

(f)	"including" means "including without limitation";

(g)	"owned" includes having legal or equitable title to or a right to have legal or equitable title transferred;

(h)
a "law" includes a reference to the common law, any statute, bye-law, regulation or instrument and any kind of subordinate legislation, and any order, requirement, code of practice, circular, guidance note, licence, consent or permission made or given pursuant to any of the foregoing;

(i)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(j)	a time of day is a reference to London time;

(k)	any gender includes a reference to the other genders;

(l)	the singular includes a reference to the plural and vice versa; and

(m)	a Clause or Schedule is to a Clause or Schedule (as the case may be) of or to this Deed.

1.2.2	Clause and Schedule headings are for ease of reference only.

1.2.3	The Schedules form part of this Deed and shall have effect as if set out in full in the body of this Deed. Any reference to this Deed includes the Schedules,

1.3	Nature of security over real property

A reference in this Deed to any freehold, leasehold or commonhold property includes:

1.3.1	all buildings and fixtures (including trade and tenant's fixtures) which are at any time situated on that property;

1.3.2	the proceeds of sale of any part of that property; and

1.3.3	the benefit of any covenants for title given or entered into by any predecessor in title of the Chargor in respect of that property or any monies paid or payable in respect of those covenants.

1.4	Rights of the Beneficiaries

1.4.1	All of the representations, covenants and undertakings given by the Chargor pursuant to this Deed are given to the Security Trustee for the benefit of each Beneficiary.

1.4.2
All of the security created by the Chargor pursuant to the terms of this Deed is created in favour of the Security Trustee as security trustee for each of the Beneficiaries and the Security Trustee holds the benefit of this Deed on trust for itself and each of the other Beneficiaries.

1.5	Intercreditor Deed

The provisions of this Deed are in all respects subject to the provisions of the Intercreditor Deed and where a provision of this Deed conflicts with a provision of the Intercreditor Deed then the relevant provision of the Intercreditor Deed shall prevail.

2.	COVENANT TO PAY

The Chargor as principal debtor hereby covenants with the Security Trustee (for the benefit of itself and the other Beneficiaries) that it will on demand pay and discharge all Secured Obligations owing or incurred from or by it to the Beneficiaries when the same become due whether by acceleration or otherwise.

3.	GRANT OF SECURITY

3.1	Fixed security

As a continuing security for the payment or discharge of the Secured Obligations, the Chargor with full title guarantee hereby:

3.1.1	grants to the Security Trustee, a charge by way of legal mortgage over all its Properties which are listed in Schedule 2 (Properties), if any;

3.1.2	charges to the Security Trustee, by way of fixed charge, all its:

(a)	Properties acquired by it after the date of this Deed;

(b)	Property Interests;

(c)	Equipment;

(d)	Securities (including but not limited to any Securities which are listed in Schedule 2 (Securities) opposite its name (if any));

(e)	Intellectual Property;

(f)	Accounts;

(g)	Debts;

(h)	Rental Income;

(i)	Goodwill and Uncalled Capital; and

3.1.3	assigns to the Security Trustee by way of security, subject to a proviso for reassignment on redemption, all of its right, title and interest in and to the Insurance Policies.

3.2	Floating Security

3.2.1	Floating Charge

As a continuing security for the payment or discharge of the Secured Obligations, the Chargor with full title guarantee hereby charges to the Security Trustee, by way of floating charge, all of its undertaking, property, assets and rights at any time not effectively mortgaged, charged or assigned pursuant to Clauses 3.1.1 to 3.1.3 inclusive above.

3.2.2	Qualifying floating charge

Paragraph 14 of schedule B1 to the Insolvency Act 1986 (as inserted by section 248 of, and schedule 16 to, the Enterprise Act 2002) applies to the floating charge created by this Deed.

3.2.3	Automatic conversion of floating charge

The floating charge created by this Deed shall automatically and immediately (without notice) be converted into a fixed charge over the relevant Charged Assets if:

(a)	the Chargor creates, or attempts to create, on all or any part of the Charged Assets a Security Interest other than Permitted Security without the prior written consent of the Security Trustee; or

(b)	a receiver is appointed over all or any of the Charged Assets that is subject to the floating charge; or

(c)	any person levies (or attempts to levy) any distress, attachment, execution or other process against all or any part of the Charged Assets; or

(d)	the Security Trustee receives notice of the appointment of, or a proposal or an intention to appoint, an administrator of the Chargor.

3.2.4	Conversion of floating charge by notice

Notwithstanding anything express or implied in this Deed, if an Event of Default has occurred the Security Trustee may at any time thereafter, by notice to the Chargor, convert the floating charge created by this Deed with immediate effect into a fixed charge over all or any of the Floating Charge Assets of the Chargor specified in such notice (but without prejudice to the Security Trustee's rights to serve a notice in respect of any other Floating Charge Assets and any other rights of the Security Trustee whatsoever).

3.2.5	Assets acquired after any floating charge conversion

Any asset acquired by the Chargor after any conversion of the floating charge created under this Deed into a fixed charge which but for such conversion would be subject to a floating charge shall, (unless the Security Trustee confirms in writing to the contrary) be charged to the Security Trustee by way of fixed charge.

3.2.6	Reconversion of fixed charge assets into floating charge assets

The Security Trustee may at any time after any conversion of the floating charge created under this Deed over any Charged Assets into a fixed charge reconvert such fixed charge into a floating charge by notice to the Chargor.

3.3	Leasehold security restrictions

3.3.1	Subject to clauses 3.3.2 and 3.3.3 the security created by clause 3.1 and 3.2 shall not apply to an Excluded Property.

3.3.2	In relation to each Excluded Property, the Chargor undertakes to:

(a)
apply for the relevant consent or waiver of prohibition written 5 Business Days of the date of this Deed and use its reasonable endeavours to obtain that consent or waiver of prohibition as soon as possible;

(b)	keep the Security Trustee informed of its progress in obtaining such consent or waiver; and

(c)	immediately on receipt of such consent or waiver, provide the Security Trustee with a copy of that consent or waiver.

3.3.3
Immediately on receipt by the Chargor of the relevant consent or waiver, that Excluded Property shall become the subject of a mortgage or charge (as appropriate) pursuant to clause 3.1 or 3.2 (as appropriate).

4.	RESTRICTIONS ON DEALING

4.1	Negative pledge and restriction on disposal

The Chargor hereby covenants with the Security Trustee that it will not at any time except with the prior written consent of the Security Trustee:

4.1.1	create or purport to create or permit to subsist any Security Interest on or in relation to the Charged Assets other than the Security Interests created by this Deed and the Permitted Security; or

4.1.2
enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer, factor, surrender or otherwise dispose of or cease to exercise control of any interest in any Charged Assets which are charged by way of legal mortgage or fixed charge under this Deed.

5.	POSITIVE COVENANTS

5.1	Maintenance and Insurance

The Chargor hereby covenants with the Security Trustee that it will:

5.1.1
keep the Charged Assets in good and substantial repair and condition (fair wear and tear accepted) and not do, or permit to be done, any act or thing that would or might jeopardise or otherwise prejudice the Security held by the Security Trustee or the effectiveness of the security created by this Deed;

5.1.2
maintain insurances on and in relation to the Charged Assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business as the Chargor with reputable independent insurance companies or underwriters;

5.1.3	promptly pay all taxes, fees, licence duties, registration charges, insurance premiums and other outgoings in respect of the Charged Assets; and

5.1.4
at the request of the Security Trustee, produce to or deposit with the Security Trustee copies of all Insurance Policies and copies of the receipts for all premiums and other payments necessary for effecting and keeping up the Insurance Policies.

5.1.5	at all times comply with the terms of this debenture;

5.1.6
comply in all material respects with the terms of all applicable laws and regulations including (without limitation) all environmental laws, legislation relating to public health, town & country planning, control and handling of hazardous substances or waste, fire precautions and health and safety at work;

5.1.7	promptly notify the Security Trustee of the acquisition by the Company of any estate or interest in any freehold or leasehold property;

5.1.8	deposit with the Security Trustee all deeds, certificates and documents of title relating to the Charged Assets or any part thereof charged by this debenture;

5.1.9
promptly pay or cause to be paid and indemnify the Security Trustee and any Receiver against all present and future rent, rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever now or at any time in the future payable in respect of any of its properties (or any part thereof) or by the owner or occupier thereof;

5.1.10
not make any structural or material alteration to or to the user of any of its properties or do or permit to be done any act, matter or thing where to do so would have a material and adverse effect on the value of any of its properties or on the marketability of any of such properties;

5.1.11
not grant any lease of, part with possession or share occupation of, the whole or any part of any of its properties or confer any licence, right or interest to occupy or grant any licence or permission to assign, under-let or part with possession of the same in any way which is likely to have a material and adverse effect upon the value of any of such properties;

5.1.12	not vary, surrender, cancel or dispose of, or permit to be forfeit, any leasehold interest in any of its properties;

5.1.13
notify the Security Trustee immediately in the event of any creditor executing diligence against the Company or any distress or execution is levied or enforced against the Company or any third party debt order or freezing order is made and served on the  Company;

5.1.14
notify the Security Trustee immediately if any steps (including, without limitation, the making of any application or the giving of any notice) are taken by any person (including, without limitation, the Company) in relation to the administration, receivership, winding-up or dissolution of the Company;

5.1.15
not to allow any person other than itself to be registered under the Land Registration Act 1925 or Land Registration Act 2002 (as appropriate) as proprietor of any of its properties (or any part thereof) or create or permit to arise any overriding interest (as specified in Section 70(1) of the Land Registration Act 1925 or as specified in Schedule 1 or Schedule 3 to the Land Registration Act 2002) affecting any such property; and

5.1.16	not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value or marketability of any of its Assets.

5.2	Properties

The Chargor hereby covenants with the Security Trustee that it will

5.2.1	observe and perform all covenants, stipulations and conditions to which each Property is now or may hereafter be subjected; and

5.2.2	perform and observe all covenants and conditions on its part contained in any lease, agreement for lease, licence or other agreement under which any Property or part of any Property is held,

where a failure to do so has or is reasonably likely to have a material adverse effect on the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted or purporting to be granted pursuant to this Deed.

5.3	Book Debts

The Chargor shall collect in and realise all Debts in the ordinary course of its business in a proper and efficient manner.

5.4	Intellectual Property

The Chargor shall:

5.4.1	observe and perform all material covenants and stipulations form time to time affecting the Intellectual Property or the way it is used or enjoyed;

5.4.2	make all such payments, carry out and seek all registrations, grants or renewals of the Intellectual Property, or of any licences or other interests affecting such Intellectual Property;

5.4.3	generally take all such steps necessary to preserve, maintain and renew when necessary all of the Intellectual Property, present or future,

where a failure to do so has or is reasonably likely to have a material adverse effect on the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted or purporting to be granted pursuant to this Deed.

5.5	Provisions relating to the Securities

Subject to the Senior Security, the Security Trustee may at any time after the occurrence of an Event of Default cause any or all of the Securities to be registered in the name of the Security Trustee or its nominee.  The Chargor agrees promptly to execute and deliver all such transfers and other documents and do all such things as may be necessary or desirable to achieve such registration.

6.	REPRESENTATIONS AND WARRANTIES

The Chargor represents and warrants to the Security Trustee as follows:

6.1.1	it is the legal and beneficial owner of the Charged Assets;

6.1.2	the Charged Assets are free from any Security Interests other than the Security Interests created by this Deed and the Permitted Security; and

6.1.3	all authorisations required for the Chargor's entry into this Deed have been obtained and are in full force and effect.

7.	POWER TO REMEDY

If the Chargor is at any time in breach of any of its obligations contained in this Deed, the Security Trustee shall be entitled (but shall not be bound) to remedy such breach and the Chargor hereby irrevocably authorises the Security Trustee and its agents to do all such things necessary or desirable in connection therewith.  The Chargor shall be liable to the Security Trustee for the expenses of the Security Trustee in so doing.  The rights of the Security Trustee contained in this Clause 7 are without prejudice to any other rights of the Security Trustee hereunder.  The exercise by the Security Trustee of its rights under this Clause shall not make the Security Trustee liable to account as a mortgagee in possession.

8.	ENFORCEMENT

8.1	Enforcement events

The security constituted by this Deed shall be immediately enforceable on the occurrence of an Event of Default, and thereupon and at any time thereafter, without prejudice to any other rights of the Security Trustee, the powers of sale under the LPA and all other powers of the Security Trustee shall immediately be exercisable and the Security Trustee may in its absolute discretion enforce all or any part of the security created by this Deed as it sees fit.

8.2	Statutory power of sale

The statutory power of sale shall arise on the execution of this Deed (and the Secured Obligations shall be deemed to have become due and payable for that purpose) but shall not be exercised by the Security Trustee until the security constituted by this Deed has become enforceable.

8.3	Extension of statutory powers

8.3.1
Any restriction imposed by law on the power of sale (including under section 103 of the LPA) or the right of a mortgagee to consolidate mortgages (including under section 93 of the LPA) does not apply to the security constituted by this Deed and the Security Trustee or any Receiver shall have the right to consolidate all or any of the security constituted by this Deed with any other Security Interests in existence at any time and to make any applications to the Land Registry in support of the same.

8.3.2
Any powers of leasing conferred on the Security Trustee or any Receiver by law are extended so as to authorise the Security Trustee or any Receiver to lease, make agreements for leases, accept surrenders of leases and grant options as the Security Trustee or Receiver may think fit and without the need to comply with any restrictions conferred by law (including under section 99 or 100 of the LPA).

8.4	No obligation to enquire

No person dealing with the Security Trustee, any Administrator or any Receiver appointed hereunder, or its agents or brokers, shall be concerned to enquire:

8.4.1	whether the security constituted by this Deed has become enforceable;

8.4.2	whether any power exercised or purported to be exercised has become exercisable;

8.4.3	whether any money remains due under the Finance Documents;

8.4.4
as to the necessity or expediency of the stipulations and conditions subject to which any sale of any Charged Assets shall be made, or otherwise as to the propriety or regularity of any sale of any of the Charged Assets; or

8.4.5	how any money paid to the Security Trustee, Administrator or Receiver, or its agents or brokers is to be applied.

8.5	No liability as mortgagee in possession

None of the Security Trustee, any Administrator or any Receiver shall be liable to account as mortgagee in possession in respect of all or any of the Charged Assets.

8.6	Redemption of Prior Security Interests

At any time after the security constituted by this Deed shall have become enforceable the Security Trustee may:

8.6.1	redeem any prior Security Interests;

8.6.2	procure the transfer thereof to itself; and/or

8.6.3
may settle and pass the accounts of the prior encumbrancer and any account so settled and passed shall be conclusive and binding on the Chargor and all monies paid by the Security Trustee to the prior encumbrancer in accordance with such accounts shall as from such payment be due from the Chargor to the Security Trustee on current account and shall bear interest and be secured as part of the Secured Obligations.

8.7	Right of appropriation

8.7.1	To the extent that:

(a)	the Charged Assets constitute Financial Collateral; and

(b)	this Deed and the obligations or the Chargor hereunder constitute a Security Financial Collateral Arrangement,

the Security Trustee shall have the right, at any time after the security constituted by this Deed has become enforceable, to appropriate all or any of those Charged Assets in or towards payment or discharge of the Secured Obligations in such order as the Security Trustee may, in its absolute discretion, determine.

8.7.2
The value of any Charged Assets appropriated in accordance with this clause shall be the price of such Charged Assets at the time the right of appropriation is exercised as listed on any recognised market index, or determined by such other method as the Security Trustee may select (including independent valuation).

8.7.3	The Chargor agrees that the methods of valuation provided for in this clause are commercially reasonable for the purposes of the Financial Collateral Regulations.

9.	ADMINISTRATOR AND RECEIVER

9.1	Appointment of Administrator or Receiver

At any time after:

9.1.1	the security constituted by this Deed becomes enforceable;

9.1.2	any corporate action or any other steps are taken or legal proceedings started by or in respect of the Chargor with a view to the appointment of an Administrator; or

9.1.3	at the request of the Chargor,

the Security Trustee may without further notice, under seal or by writing under hand of a duly authorised officer of the Security Trustee:

(a)	appoint any person or persons to be an Administrator of the Chargor; or

(b)	appoint any person or persons to be a Receiver of all or any part of the Charged Assets of the Chargor; and

(c)	(subject to Section 45 of the Insolvency Act 1986) from time to time remove any person appointed to be Receiver and appoint another in his place.

9.2	More than one appointment

Where more than one person is appointed Administrator or Receiver, they will have power to act separately (unless the appointment by the Security Trustee specifies to the contrary).

9.3	Additional powers

9.3.1
The powers of appointing an Administrator or a Receiver conferred by this Deed shall be in addition to all statutory and other powers of the Security Trustee under the Insolvency Act 1986 and the LPA or otherwise and shall be exercisable without the restrictions contained in Section 109 of the LPA or otherwise.

9.3.2
The power to appoint an Administrator or a Receiver (whether conferred by this Deed or by statute) shall be and remain exercisable by the Security Trustee notwithstanding any prior appointment in respect of all or any part of the Charged Assets.

9.4	Agent of the Chargor

9.4.1	Any Administrator or Receiver shall be the agent of the Chargor and the Chargor shall be solely responsible for his acts and remuneration as well as for any defaults committed by him.

9.4.2	The Security Trustee will not incur any liability (either to the Chargor or to any other person) by reason of the appointment of an Administrator or Receiver.

10.	SCOPE AND POWERS OF ADMINISTRATOR AND RECEIVER

10.1	Powers of Administrators and Receiver

Any Administrator or Receiver shall in addition to the powers conferred on him by the LPA and (if applicable) the Insolvency Act 1986 have power to do all such acts and things as an absolute owner could do in the management of such of the Charged Assets over which he is appointed and in particular:

10.1.1	to undertake or complete any works of repair, building or development on the Property;

10.1.2	to grant or to accept surrenders of any leases or tenancies affecting the Property upon such terms and subject to such conditions as he thinks fit;

10.1.3	to provide services and employ or engage such managers, contractors and other personnel and professional advisors on such terms as he deems expedient;

10.1.4	to make such elections for value added tax purposes as he thinks fit;

10.1.5	to charge and receive such sum by way of remuneration (in addition to all costs, charges and expenses incurred by him) as the Security Trustee may prescribe or agree with him;

10.1.6
to collect and get in such Charged Assets or any part thereof and for that purpose to make such demands and take any proceedings as may seem expedient and to take possession of such Charged Assets with like rights;

10.1.7	to carry on, manage, develop, reconstruct, amalgamate or diversify or concur in carrying on, managing, developing, reconstructing, amalgamating or diversifying the business of the Chargor;

10.1.8
to grant options and licences over all or any part of such Charged Assets, sell or concur in selling, assign or concur in assigning, lease or concur in leasing and accept or concur in accepting surrenders of leases of, all or any of such Charged Assets in such manner and generally on such terms and conditions as he thinks fit (fixtures and plant and machinery may be severed and sold separately from the premises in which they are contained without the consent of the Chargor) and to carry any such sale, assignment, leasing or surrender into effect.  Any such sale may be for such consideration as he shall think fit and he may promote or concur in promoting a company to purchase the property to be sold;

10.1.9	to sell and assign all or any of the Debts in respect of which he is appointed in such manner and generally on such terms and conditions as he thinks fit;

10.1.10	to make any arrangement, settlement or compromise between the Chargor and any other person which he may think expedient;

10.1.11	to make and effect such substitutions of or improvements to the Equipment as he may think expedient;

10.1.12
to make calls conditionally or unconditionally on the members of the Chargor in respect of the uncalled capital with such and the same powers for that purpose and for the purpose of enforcing payments of any calls so made as are conferred by the Articles of Association of the Chargor on its directors in respect of calls authorised to be made by them;

10.1.13	to appoint managers, officers, servants, workmen and agents for the aforesaid purposes at such salaries and for such periods and on such terms as he may determine;

10.1.14
if he thinks fit, but without prejudice to the indemnity contained in Clause 14 (Costs and Indemnity), to effect with any insurer any policy or policies of insurance either in lieu or satisfaction of or in addition to such indemnity;

10.1.15
to exercise all powers provided for in the LPA in the same way as if he had been duly appointed thereunder and to exercise all powers provided for an administrative receiver in Schedule 1 to the Insolvency Act 1986;

10.1.16
for any of the purposes authorised by this Clause to raise money by borrowing from the Security Trustee or from any other person on the security of all or any of the Charged Assets in respect of which he is appointed upon such terms (including, if the Security Trustee shall consent, terms under which such security ranks in priority to this Deed) as he shall think fit;

10.1.17
to redeem any prior Security Interest and to settle and pass the accounts to which the Security Interest relates and any accounts so settled and passed will be conclusive and binding on the Chargor and the moneys so paid will be deemed to be an expense properly incurred by him;

10.1.18	to acquire additional assets as necessary to enhance the value of the Charged Assets; and

10.1.19	to do all such other acts and things as he may consider to be incidental or conducive to any of the matters or powers aforesaid or which he lawfully may or can do as agent for the Chargor.

10.2	Scope of powers

The Administrator or Receiver may exercise any of the above powers on behalf of the Chargor or on his own behalf or in the case of the power contained in Clause 10.1.12 on behalf of the directors of the Chargor.

11.	AMOUNTS RECEIVED

11.1	Application of proceeds

The Receiver shall apply all monies received by him:

11.1.1	first in paying all rents, taxes, rates and outgoings affecting any Charged Assets;

11.1.2	secondly in paying all costs, charges and expenses of and incidental to his appointment and the exercise of his powers and all outgoings paid by him;

11.1.3	thirdly in paying his remuneration (as agreed between him and the Security Trustee);

11.1.4	fourthly in or towards discharge of the Secured Obligations; and

11.1.5	finally in paying any surplus to the Chargor or any other person entitled to it.

11.2	Section 109(8) Law of Property Act 1925

Neither the Security Trustee nor any Receiver or Administrator shall be bound (whether by virtue of Section 109(8) of the LPA, which is hereby varied accordingly, or otherwise) to pay or appropriate any receipt or payment first towards interest rather than principal or otherwise in any particular order as between any of the Secured Obligations.

12.	POWER OF ATTORNEY

12.1	Power of attorney

The Chargor hereby by way of security irrevocably appoints the Security Trustee and (jointly and severally) each and every Administrator or Receiver of this Deed to be the attorney of the Chargor and in its name and on its behalf and as its act and deed or otherwise at any time after the security constituted by this Deed becomes enforceable, to sign, execute, seal, deliver, complete any blanks in and otherwise perfect any deed, transfer, assurance, agreement, instrument or act which such Administrator or Receiver or the Security Trustee may consider expedient in the exercise of any of his or its powers or in respect of the Chargor's obligations under this Deed.  The power of attorney hereby granted is to secure the performance of obligations owed to the donees within the meaning of the Powers of Attorney Act 1971.

12.2	Ratification

The Chargor ratifies and confirms, and agrees to ratify and confirm, anything that any of its attorneys may do in the proper and lawful exercise, or purported exercise, of all or any of the rights, powers, authorities and discretions referred to in Clause 12.1 (Power of Attorney).

13.	PROTECTION OF SECURITY AND FURTHER ASSURANCE

13.1	Independent security

This Deed shall be in addition to and independent of every other security or guarantee which the Security Trustee may at any time hold for any of the Secured Obligations and it is hereby declared that no prior security held by the Security Trustee over the whole or any part of the Charged Assets shall merge in the security created by this Deed.

13.2	Continuing security

This Deed shall remain in full force and effect as a continuing security for the Secured Obligations, notwithstanding any settlement of account or intermediate payment or discharge in whole or in part.

13.3	Rights Cumulative

No failure to exercise, nor delay in exercising, on the part of the Security Trustee, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any right or remedy. The rights and remedies of the Security Trustee provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

13.4	Further assurance

The Chargor must, promptly upon request by the Security Trustee or any Receiver or Administrator, at its own expense, take whatever action the Security Trustee or a Receiver or Administrator may reasonably require for:

13.4.1	creating, perfecting or protecting any security intended to be created by or pursuant to this Deed;

13.4.2	facilitating the realisation of any Charged Asset at any time after the security constituted by this Deed has become enforceable; or

13.4.3	exercising any right, power or discretion conferred on the Security Trustee, or any Receiver or any Administrator or any of their respective delegates or sub-delegates in respect of any Charged Asset.

14.	COSTS AND INDEMNITY

14.1	Costs

The Chargor shall pay to, or reimburse, the Security Trustee and any Receiver on demand, on a full indemnity basis, all Costs incurred by the Security Trustee or any Receiver in connection with:

14.1.1	protecting, perfecting, preserving, enforcing or discharging (or attempting to do so) any of the Security Trustee's or Receiver's rights under this Deed;

14.1.2	suing for, or recovering, any of the Secured Obligations,

(including, without limitation, the Costs of any proceedings in connection with this debenture or the Secured Obligations) and the Costs shall form part of the Secured Obligations.

14.2	Indemnity

The Security Trustee and any Receiver, and their respective employees and agents, shall be indemnified on a full indemnity basis in respect of all actions, liabilities and Costs incurred or suffered in or as a result of any default by the Chargor in performing any of its obligations under this Deed.

15.	MISCELLANEOUS

15.1	Severability

If any of the provisions of this Deed is or becomes invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected or impaired thereby.

15.2	Third party rights

A third party (being any person other than the Chargor and the Security Trustee, the Beneficiaries and their permitted successors and assigns) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed

15.3	Perpetuity period

The perpetuity period applicable to all trusts declared by this Deed shall be 125 years.

15.4	Trustee Act 2000

The Chargor and the Security Trustee agree that the Security Trustee shall not be subject to the duty of care imposed on the trustees by the Trustee Act 2000.

16.	DEMANDS AND NOTICES

16.1	Form of notice

Any notice or other communication given or made in connection with this Debenture must be in writing and in English.

16.2	Addresses

Any demand for payment and any other demand, notice, consent or communication hereunder must be served by delivering it personally or sending it by pre-paid recorded or special delivery (or pre-paid international recorded airmail if being sent to or from a place outside the United Kingdom) to the address of the Chargor or the Security Trustee (as appropriate) set out on page 1 (or any other address as may be notified by at least five Business Days' notice in writing from time to time by the relevant party to the other parties in accordance with this Clause 16).

16.3	Delivery

Provided that it has been correctly addressed as set out in clause 16.2, the notice or communication will (in the absence of earlier receipt) be deemed to have been received:

16.3.1	if delivered personally, at the time of delivery; and

16.3.2	in the case of pre-paid first class post, two Business Days after the date of posting or in the case of airmail five Business Days after the date of posting,

provided that if receipt would under this clause be deemed to occur outside 9.30 a.m. to 5.30 p.m. (London time) on a Business Day (Working Hours) the notice or communication will instead be deemed to have been received at the start of the next period of Working Hours.

17.	ASSIGNMENT AND TRANSFER

17.1	Assignment by Security Trustee

The Security Trustee may not assign any of its rights or transfer any of its obligations under this Deed or enter into any transaction which would result in any of these rights or obligations passing to another person.

17.2	Assignment by the Chargor

The Chargor may not assign any of its rights or transfer any of its obligations under this Deed or enter into any transaction which would result in any of these rights or obligations passing to another person.

18.	RELEASE OF SECURITY

18.1	Release

Subject to Clause 18.3 (Discharge conditional), upon the expiry of the Security Period the Security Trustee shall at the request and cost of the Chargor, take whatever action is necessary to release the Charged Assets from the security constituted by this Deed.

18.2	Avoidance of payments and reinstatement

If any payment by the Chargor or any discharge given by the Security Trustee (whether in respect of the obligations of the Chargor or any security for those obligations or otherwise) is (a) capable of being avoided or reduced or (b) avoided or reduced in each case as a result of insolvency or any similar event:

18.2.1	the liability of the Chargor will continue as if the payment, discharge, avoidance or reduction had not occurred;

18.2.2	the Security Trustee will be entitled to recover the value or amount of that security or payment from the Chargor, as if the payment, discharge, avoidance or reduction had not occurred; and

18.2.3	the Security Trustee shall be entitled to enforce this Deed subsequently as if such payment, discharge, avoidance or reduction had not occurred.

18.3	Discharge conditional

Any release, discharge or settlement between the Chargor and the Security Trustee shall be deemed conditional upon no payment or security received by the Security Trustee in respect of the Secured Obligations being avoided or reduced or ordered to be refunded pursuant to any provision of any enactment relating to insolvency, bankruptcy, winding-up, administration or receivership and, notwithstanding any such release, discharge or settlement:

18.3.1
the Security Trustee or its nominee shall be at liberty to retain this Deed and the security created by or pursuant to this Deed, including all certificates and documents relating to the Charged Assets or any part thereof, for such period as the Security Trustee shall deem necessary to provide the Security Trustee with security against any such avoidance or reduction or order for refund; and

18.3.2
the Security Trustee shall be entitled to recover the value or amount of such security or payment from the Chargor subsequently as if such settlement, discharge or release had not occurred and the Chargor agrees with the Security Trustee accordingly and charges the Charged Assets and the proceeds of sale thereof with any liability under this Clause, whether actual or contingent.

19.	GOVERNING LAW AND ENFORCEMENT

19.1	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

19.2	Enforcement

19.2.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a Dispute).

19.2.2	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

20.	COUNTERPARTS

This Deed may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.

In Witness whereof this Deed has been executed by the parties and is intended to be and is hereby delivered as a deed the day and year first above written.

.

SCHEDULE 1

THE BENEFICIARIES

SCHEDULE 2

PROPERTIES

(1)
Lease of Unit 14 Dale Industrial Estate, Phoenix Way, Radcliffe, Manchester between (1) Max Industrial LP and Max Industrial Nominee Limited as Landlord and (2) Must Have Limited as Tenant for a term of 5 years from 16 November 2010.

(2)
Sub-Sub-Underlease of Unit F5 MetroCentre, Swalwell, Gateshead, Tyne and Wear, between (1) MetroCentre (Nominee No. 1) Limited and MetroCentre Nominee No. 2) Limited as Landlord and (2) Must Have Limited as Tenant for a term of 5 years from 28 August 2013.

SCHEDULE 3

SECURITIES

None as at the date of this Deed.

SIGNATORIES TO DEED

THE CHARGOR

EXECUTED as a deed and DELIVERED when dated by MUST HAVE LIMITED acting by a director in the presence of:	Signature
Director
Witness signature
Name (in BLOCK CAPITALS)
Address

THE SECURITY TRUSTEE

SIGNED as a deed by in the presence of:	Signature
Witness signature
Name (in BLOCK CAPITALS)
Address